Exhibit 99.1

HCP Reports First Quarter 2019 Results
IRVINE, CA, May 1, 2019 -- HCP, Inc. (NYSE: HCP) today announced results for the first quarter ended March 31, 2019. For the quarter, we generated net income of $0.13 per share, NAREIT FFO of $0.43 per share, FFO as adjusted of $0.44 per share and blended Total Portfolio SPP Cash NOI growth of 3.0%.
FIRST QUARTER 2019 FINANCIAL PERFORMANCE AND RECENT HIGHLIGHTS

–	Acquired a $445 million portfolio of nine recently-built, continuum of care, senior housing communities concentrated primarily in Florida and operated by Discovery Senior Living (“Discovery”)

–
Acquired a $113 million portfolio of three recently-built senior housing communities in California operated by Oakmont Senior Living (“Oakmont”), and converted four existing high-quality Oakmont-operated communities in California from triple-net leases to RIDEA structures

–	Completed the conversion of 18 senior housing communities operated by Sunrise Senior Living ("Sunrise") from triple-net leases to RIDEA structures

–	Added three new medical office developments with a total estimated spend of $70 million to our HCA Healthcare ("HCA") development program

–	Closed on the previously announced life science acquisition of 87 CambridgePark Drive for $71 million and an adjacent land site, 101 CambridgePark Drive, for consideration of up to $27 million

–	Received a credit rating upgrade from Moody's to Baa1 from Baa2

–	Published our 8th annual Sustainability Report aligned with the Global Reporting Initiative ("GRI"), highlighting our environmental, social and governance ("ESG") goals and achievements

–	Reaffirmed full-year 2019 FFO as adjusted and total portfolio SPP Cash NOI guidance

FIRST QUARTER COMPARISON

	Three Months Ended March 31, 2019		Three Months Ended March 31, 2018
(in thousands, except per share amounts)	Amount	Per Share	Amount	Per Share
Net income (loss), diluted	$61,029	$0.13	$39,841	$0.08
NAREIT FFO, diluted	207,831	0.43	219,434	0.47
FFO as adjusted, diluted	213,805	0.44	229,063	0.48
FAD, diluted	193,265		201,736

NAREIT FFO, FFO as adjusted, FAD, and SPP Cash NOI are supplemental non-GAAP financial measures that we believe are useful in evaluating the operating performance of real estate investment trusts (refer to the "Funds From Operations" and "Funds Available for Distribution" sections of this release for additional information). See “March 31, 2019 Discussion and Reconciliation of Non-GAAP Financial Measures” for definitions, discussions of their uses and inherent limitations, and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP on the Investor Relations section of our website at http://ir.hcpi.com/financial-reconciliation.

SAME PROPERTY PORTFOLIO OPERATING SUMMARY
The table below outlines the year-over-year three-month SPP Cash NOI growth:

Year-Over-Year Total SPP Cash NOI Growth
	Three Month	% of SPP
Senior housing	(0.7)%	33.7%
Life science	6.5%	25.1%
Medical office	4.2%	35.5%
Other non-reportable segments ("Other")	2.4%	5.7%
Total Portfolio	3.0%	100.0%

_______________________________________
TRANSACTION UPDATES
DISCOVERY PORTFOLIO ACQUISITION
In April 2019, HCP acquired a portfolio of nine senior housing properties with a total of 1,242 units for $445 million. This relationship-driven acquisition is comprised of modern, highly-amenitized physical plants with an average age of three years. The properties are located in high-growth markets in Florida (7), Georgia (1) and Texas (1) and offer 649 independent living units, 420 assisted living units, and 173 memory care units, with current occupancy of 79%. The initial capitalization rate is in the low-4% range and is projected to increase to approximately 6% as the newly developed properties achieve stabilization.
In conjunction with the acquisition, HCP agreed to provide up to $40 million of junior financing on four new developments to be developed and operated by Discovery representing 724 units. HCP will receive a purchase option to acquire each project at a 6.25% cap rate on stabilized NOI. Three of these developments are campus expansions of the properties that HCP acquired in the $445 million portfolio acquisition.
This transaction expands HCP's relationship with Discovery, a best-in-class, regionally focused operator who excels in developing and operating large continuum of care campuses in the Southeast and Texas.
OAKMONT PORTFOLIO ACQUISITION AND RIDEA CONVERSIONS
In May 2019, HCP expanded its relationship with Oakmont by acquiring three newly-built senior housing communities in attractive markets in California for $113 million. The portfolio includes 132 assisted living units and 68 memory care units, with current occupancy of 98%. As part of this transaction, HCP assumed $50 million of secured debt. The year one capitalization rate is in the mid-5% range.
HCP also converted four existing, high-quality and high-performing Oakmont-operated communities in California from triple-net leases to RIDEA structures, effective May 1, 2019.
Oakmont continues to be a partner of choice and an operator HCP has targeted for growth, due to their capabilities and strong track-record as a California-based operator and developer.
SUNRISE RIDEA CONVERSIONS
During the first quarter of 2019, we completed the conversion of 18 senior housing communities operated by Sunrise, from triple-net leases to RIDEA structures. The conversion better aligns our interest with Sunrise, removes a cumbersome legacy lease structure, and improves the real estate quality and diversification of our SHOP portfolio. HCP expects to convert an additional 17 Sunrise triple-net lease properties to RIDEA structures in 2019. Sunrise will remain the operator on all 35 properties.

87 & 101 CAMBRIDGEPARK DRIVE
During the first quarter of 2019, we acquired 87 CambridgePark Drive, a 100% leased, 64,000 square foot life science property for $71 million. We also acquired the adjacent land parcel and development rights at 101 CambridgePark Drive for consideration of up to $27 million. These investments add meaningful scale to our life science presence in Boston and expand our relationship with leading local owner and operator, King Street Properties.
DEVELOPMENT UPDATES
MEDICAL OFFICE DEVELOPMENT PROGRAM WITH HCA
As part of the development program with HCA, we signed definitive agreements on three additional development projects.

•
Brentwood: A 119,000 square foot, six-story Class A medical office building, adjacent to one of HCA’s corporate offices, in Nashville, Tennessee, with an estimated cost of $36 million. HCA has committed to lease 49% of the space, which will include an ambulatory surgery center.

•
Ogden: A 70,000 square foot, four-story Class A medical office building on the campus of Ogden Regional Medical Center ("Ogden Regional") in Ogden, Utah, with an estimated cost of $18 million. Ogden Regional is operated by MountainStar Healthcare, a division of HCA, and is a leading hospital in the market. HCA will anchor the development and has committed to lease 66% of the space.

•
Lee's Summit: A 52,000 square foot, three-story Class A medical office building, located on the campus of Lee's Summit Medical Center, in Lee's Summit, Missouri, with an estimated cost of $16 million. In 2018, Lee's Summit Medical Center completed a $21 million hospital expansion, further growing HCA's commitment to the community. HCA will anchor the project and has committed to lease 50% of the space.

Construction on these development projects is expected to commence in the second quarter of this year.
BALANCE SHEET AND CAPITAL MARKET ACTIVITIES
Year-to-date, we sold 5.1 million shares of common stock under our ATM program, via forward sales agreements, at an initial weighted average net price of $31.02 per share. We expect to settle the forward contracts over the next 12 months to fund acquisition and other investment activities.
At March 31, 2019, we had $1.7 billion of availability under our $2.0 billion credit facility.
DIVIDEND
On April 25, 2019, we announced that our Board declared a quarterly cash dividend of $0.37 per common share. The dividend will be paid on May 21, 2019 to stockholders of record as of the market close on May 6, 2019.
SUSTAINABILITY
In March 2019, we published our 8th annual Corporate Sustainability Report highlighting the environmental, social, and governance aspects of our operations. We were also named to The Sustainability Yearbook 2019, a listing of the world's most sustainable companies, compiled according to the results of RobecoSAM's annual Corporate Sustainability Assessment. More information about HCP's sustainability efforts, including a link to our Sustainability Report, is available on our website at www.hcpi.com/sustainability.
BOARD OF DIRECTORS
In connection with HCP’s adoption of a mandatory retirement age for directors, Peter L. Rhein and Joseph P. Sullivan retired from our Board of Directors at the HCP Annual Meeting on April 25, 2019. Mr. Rhein and Mr. Sullivan have been members of the Board since 1985 and 2004, respectively.
Tom Herzog, HCP's President and CEO, said, “On behalf of our Board and the entire HCP team, I want to express our sincerest thanks to Pete and Joe for their many years of service and contributions to our Company. And personally, I want to thank Pete and Joe for their guidance and sage advice. I will very much miss having them on our Board.”

2019 GUIDANCE
For full year 2019, we are reaffirming the following guidance ranges:

•	Diluted net income per share to range between $0.45 to $0.51

•	Diluted NAREIT FFO per share of $1.67 to $1.73

•	Diluted FFO as adjusted per share of $1.70 to $1.76

•	Blended Total Portfolio SPP Cash NOI growth of 1.25% to 2.75%

These estimates do not reflect the potential impact from unannounced future transactions other than capital recycling activities. For additional details and information regarding these estimates, refer to the 2019 Guidance section of our corresponding Supplemental Report and the Discussion and Reconciliation of Non-GAAP Financial Measures, which are both available in the Investor Relations section of our website at http://ir.hcpi.com.

COMPANY INFORMATION
HCP has scheduled a conference call and webcast for Thursday, May 2, 2019, at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) to present its performance and operating results for the first quarter ended March 31, 2019. The conference call is accessible by dialing (888) 317-6003 (U.S.) or (412) 317-6061 (International). The conference ID number is 3707711. You may also access the conference call via webcast in the Investor Relations section of our website at http://ir.hcpi.com. An archive of the webcast will be available through May 17, 2019 on our website, and a telephonic replay can be accessed by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (International) and entering conference ID number 10130242. Our Supplemental Report for the current period is also available, with this earnings release, in the Investor Relations section of our website.
ABOUT HCP
HCP, Inc. is a fully integrated real estate investment trust (REIT) that invests in real estate serving the healthcare industry in the United States.  HCP owns a large-scale portfolio primarily diversified across life science, medical office and senior housing.  Recognized as a global leader in sustainability, HCP has been a publicly-traded company since 1985 and was the first healthcare REIT selected to the S&P 500 index.  For more information regarding HCP, visit www.hcpi.com.

FORWARD-LOOKING STATEMENTS
Statements in this release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” "target," “forecast,” “plan,” “potential,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof. Examples of forward-looking statements include, among other things: (i) statements regarding timing, outcomes and other details relating to current, pending or contemplated acquisitions, dispositions, transitions, developments, redevelopments, joint venture transactions, capital recycling plans, financing activities, or other transactions discussed in this release, including without limitation those described under the headings "Transaction Updates", "Development Updates" and "Balance Sheet and Capital Markets Activities"; (ii) statements regarding the payment of a quarterly cash dividend; and (iii) all statements under the heading “2019 Guidance,” including without limitation with respect to expected net income, NAREIT FFO per share, FFO as adjusted per share, SPP Cash NOI growth and other financial projections and assumptions, as well as comparable statements included in other sections of this release. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this release, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. These risks and uncertainties include, but are not limited to: our reliance on a concentration of a small number of tenants and operators for a significant percentage of our revenues; the financial condition of our existing and future tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings, which results in uncertainties regarding our ability to continue to realize the full benefit of such tenants' and operators' leases and borrowers' loans; the ability of our existing and future tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to us and our ability to recover investments made, if applicable, in their operations; competition for the acquisition and financing of suitable healthcare properties as well as competition for tenants and operators, including with respect to new leases and mortgages and the renewal or rollover of existing leases; our concentration in the healthcare property sector, particularly in senior housing, life sciences and medical office buildings, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; our ability to identify replacement tenants and operators and the potential renovation costs and regulatory approvals associated therewith; the risks associated with property development and redevelopment, including costs above original estimates, project delays and lower occupancy rates and rents than expected; the risks associated with our investments in joint ventures and unconsolidated entities, including our lack of sole decision making authority and our reliance on our partners' financial condition and continued cooperation; our ability to achieve the benefits of acquisitions and other investments, including those discussed above, within expected time frames or at all, or within expected cost projections; the potential impact on us and our tenants, operators and borrowers from current and future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; operational risks associated with third party management contracts, including the additional regulation and liabilities of our RIDEA lease structures; the effect on us and our tenants and operators of legislation, executive orders and other legal requirements, including compliance with the Americans with Disabilities Act, fire, safety and health regulations, environmental laws, the Affordable Care Act, licensure, certification and inspection requirements, and laws addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements or fines for noncompliance; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect our costs of compliance or increase the costs, or otherwise affect the operations, of our tenants and operators; our ability to foreclose on collateral securing our real estate-related loans; volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in our credit ratings, and the value of our common stock, and other conditions that may adversely impact our ability to fund our obligations or consummate transactions, or reduce the earnings from potential transactions; changes in global, national and local economic or other conditions, including currency exchange rates; our ability to manage our indebtedness level and changes in the terms of such indebtedness; competition for skilled management and other key personnel; the potential impact of uninsured or underinsured losses; our reliance on information technology systems and the potential impact of system failures, disruptions or breaches; the ability to maintain our qualification as a real estate investment trust; and other risks and uncertainties described from time to time in our Securities and Exchange Commission filings. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made.

CONTACT
Andrew Johns
Vice President – Finance and Investor Relations
949-407-0400

HCP, Inc.
Consolidated Balance Sheets
In thousands, except share and per share data
(unaudited)

	March 31, 2019	December 31, 2018
Assets
Real estate:
Buildings and improvements	$11,220,557	$10,877,248
Development costs and construction in progress	605,165	537,643
Land	1,717,259	1,637,506
Accumulated depreciation and amortization	(2,915,798)	(2,842,947)
Net real estate	10,627,183	10,209,450
Net investment in direct financing leases	363,395	713,818
Loans receivable, net	86,139	62,998
Investments in and advances to unconsolidated joint ventures	531,966	540,088
Accounts receivable, net of allowance of $5,175 and $5,127, respectively	48,555	48,171
Cash and cash equivalents	120,117	110,790
Restricted cash	26,535	29,056
Intangible assets, net	275,565	305,079
Assets held for sale, net	10,842	108,086
Right-of-use asset, net	165,748	—
Other assets, net	643,456	591,017
Total assets	$12,899,501	$12,718,553

Liabilities and Equity
Bank line of credit	$276,500	$80,103
Senior unsecured notes	5,260,622	5,258,550
Mortgage debt	137,525	138,470
Other debt	89,223	90,785
Intangible liabilities, net	49,488	54,663
Liabilities of assets held for sale, net	132	1,125
Lease liability	152,837	—
Accounts payable and accrued liabilities	352,642	391,583
Deferred revenue	181,467	190,683
Total liabilities	6,500,436	6,205,962
Commitments and contingencies
Common stock, $1.00 par value: 750,000,000 shares authorized; 477,928,816 and 477,496,499 shares issued and outstanding, respectively	477,929	477,496
Additional paid-in capital	8,405,258	8,398,847
Cumulative dividends in excess of earnings	(3,042,422)	(2,927,196)
Accumulated other comprehensive income (loss)	(3,883)	(4,708)
Total stockholders' equity	5,836,882	5,944,439

Joint venture partners	389,369	391,401
Non-managing member unitholders	172,814	176,751
Total noncontrolling interests	562,183	568,152
Total equity	6,399,065	6,512,591

Total liabilities and equity	$12,899,501	$12,718,553

HCP, Inc.
Consolidated Statements of Operations
In thousands, except per share data
(unaudited)

	Three Months Ended March 31,
	2019	2018

Revenues:
Rental and related revenues	$294,222	$316,752
Resident fees and services	126,695	142,814
Income from direct financing leases	13,524	13,266
Interest income	1,713	6,365
Total revenues	436,154	479,197

Costs and expenses:
Interest expense	49,327	75,102
Depreciation and amortization	131,951	143,250
Operating	168,927	172,552
General and administrative	21,355	29,175
Transaction costs	4,518	2,195
Impairments (recoveries), net	8,858	—
Total costs and expenses	384,936	422,274
Other income (expense):
Gain (loss) on sales of real estate, net	8,044	20,815
Other income (expense), net	3,133	(40,407)
Total other income (expense), net	11,177	(19,592)

Income (loss) before income taxes and equity income (loss) from unconsolidated joint ventures	62,395	37,331
Income tax benefit (expense)	3,458	5,336
Equity income (loss) from unconsolidated joint ventures	(863)	570

Net income (loss)	64,990	43,237
Noncontrolling interests' share in earnings	(3,520)	(3,005)
Net income (loss) attributable to HCP, Inc.	61,470	40,232
Participating securities' share in earnings	(441)	(391)
Net income (loss) applicable to common shares	$61,029	$39,841

Earnings per common share:
Basic	$0.13	$0.08
Diluted	$0.13	$0.08

Weighted average shares outstanding:
Basic	477,766	469,557
Diluted	479,131	469,695

HCP, Inc.
Funds From Operations
 In thousands, except per share data
(unaudited)

	Three Months Ended March 31,
	2019	2018
Net income (loss) applicable to common shares	$61,029	$39,841
Real estate related depreciation and amortization	131,951	143,250
Real estate related depreciation and amortization on unconsolidated joint ventures	15,077	17,388
Real estate related depreciation and amortization on noncontrolling interests and other	(4,920)	(2,543)
Other real estate-related depreciation and amortization	2,085	1,296
Loss (gain) on sales of real estate, net	(8,044)	(20,815)
Loss (gain) upon consolidation of real estate, net(1)	—	41,017
Impairments (recoveries) of depreciable real estate, net	8,858	—
NAREIT FFO applicable to common shares	206,036	219,434
Distributions on dilutive convertible units and other	1,795	—
Diluted NAREIT FFO applicable to common shares	$207,831	$219,434
Diluted NAREIT FFO per common share	$0.43	$0.47
Weighted average shares outstanding - diluted NAREIT FFO	483,671	469,695
Impact of adjustments to NAREIT FFO:
Transaction-related items	$5,889	$1,942
Other impairments (recoveries) and losses (gains), net(2)	—	(3,298)
Severance and related charges(3)	—	8,738
Litigation costs (recoveries)	128	406
Foreign currency remeasurement losses (gains)	(28)	130
Total adjustments	5,989	7,918
FFO as adjusted applicable to common shares	212,025	227,352
Distributions on dilutive convertible units and other	1,780	1,711
Diluted FFO as adjusted applicable to common shares	$213,805	$229,063
Diluted FFO as adjusted per common share	$0.44	$0.48
Weighted average shares outstanding - diluted FFO as adjusted	483,671	474,363
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(1)	For the three months ended March 31, 2018, represents the loss on consolidation of seven U.K. care homes.

(2)	For the three months ended March 31, 2018, represents the impairment recovery of our Tandem Health Care mezzanine loan.

(3)	For the three months ended March 31, 2018, primarily relates to the departure of our former Executive Chairman, which consisted of $6 million of cash severance and $3 million of equity award vestings.

HCP, Inc.
Funds Available for Distribution
In thousands
(unaudited)

	Three Months Ended March 31,
	2019	2018
FFO as adjusted applicable to common shares	$212,025	$227,352
Amortization of deferred compensation(1)	3,590	3,420
Amortization of deferred financing costs	2,699	3,336
Straight-line rents	(6,246)	(10,686)
FAD capital expenditures	(19,220)	(19,118)
Lease restructure payments	288	299
CCRC entrance fees(2)	3,496	3,027
Deferred income taxes	(3,732)	(2,140)
Other FAD adjustments(3)	(1,429)	(3,754)
FAD applicable to common shares	191,471	201,736
Distributions on dilutive convertible units and other	1,794	—
Diluted FAD applicable to common shares	$193,265	$201,736
Weighted average shares outstanding - diluted FAD	483,671	469,695
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(1)
Excludes amounts related to the acceleration of deferred compensation for restricted stock units that vested upon the departure of certain former employees, which have already been excluded from FFO as adjusted in severance and related charges.

(2)	Represents our 49% share of non-refundable entrance fees, as the fees are collected by our CCRC JV, net of reserves and CCRC JV entrance fee amortization.

(3)
Primarily includes our share of FAD capital expenditures from unconsolidated joint ventures, partially offset by noncontrolling interests' share of FAD capital expenditures from consolidated joint ventures.